UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2006
VIRAGE LOGIC CORPORATION
(Exact name of registrant as specified in its charter)
000-31089
(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
47100 Bayside Parkway
Fremont, California 94539
(Address of principal executive offices, with zip code)
(510) 360-8000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN COMPANY’S CERTIFYING ACCOUNTANT
     (a) Previous Independent Registered Public Accounting Firm
     (i) On August 21, 2006, Virage Logic Corporation (the “Company”) dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm. The Company’s Audit Committee participated in and approved the decision to change independent registered public accounting firm.
     (ii) The reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company for the years ended September 30, 2005 and September 30, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
     (iii) During the two most recent fiscal years ended September 30, 2005 and 2004 and the subsequent interim period preceding August 21, 2006, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on the consolidated financial statements of the Company.
     (iv) No “reportable events”, as such term is defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the two most recent fiscal years ended September 30, 2005 and 2004 and the subsequent interim period preceding August 21, 2006, except for the existence of certain previously reported material weaknesses in the Company’s internal control over financial reporting which are described below.
Virage Logic management concluded that as of September 30, 2005, we did not maintain effective internal controls over our period end financial reporting process. Specifically, we failed to maintain effective internal controls over the calculation and recording of foreign exchange translation, the presentation and disclosure of income taxes and the presentation and disclosure of investments. These control deficiencies resulted in adjustments to our 2005 annual consolidated financial statements to correct other comprehensive income, research and development expense, deferred tax asset, income tax payable, income tax expense. In addition, we adjusted the disclosures related to the purchase of investments and the proceeds from maturity of investments. Accordingly, management has determined that the control deficiencies constituted material weaknesses.
     (v) The Company has provided PricewaterhouseCoopers LLP with a copy of this Report on Form 8-K prior to its filing and has requested PricewaterhouseCoopers LLP to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of that letter dated August 23, 2006 is filed as Exhibit 16.1 to this Form 8-K.
     (b) New Independent Registered Public Accounting Firm
          On August 23, 2006, the Audit Committee of the Company’s Board of Directors engaged Burr, Pilger & Mayer, LLP (the “New Auditor”), as its new independent registered public accountants for the year ending September 30, 2006. During the two most recent fiscal years ended September 30, 2005 and 2004 and the subsequent interim period preceding the appointment of the New Auditor, neither the Company (nor someone on its behalf) has consulted the New Auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions to this Item) or a “reportable event” (as defined in Regulation S-K, Item 304(a)(1)(v)).
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
     16.1 Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated August 23, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION

Date: August 24, 2006	By:	/s/ Christine Russell
Ms. Christine Russell
Chief Financial Officer

EXHIBIT INDEX
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated August 23, 2006